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                                                          EXHIBIT 23.2

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 22, 1996, included in Registration Statement No. 333-00439 on Form S-4, Registration Statement No. 333-189 on Form S-8 and Registration Statement No. 333-04831 on Form S-3. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 1995 or performed any audit procedures subsequent to the date of our report.

                                                    ARTHUR ANDERSEN LLP
                                                    Arthur Andersen LLP

Chicago, IL
September 27, 1996